UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
 (Address, including zip code, of principal executive offices)

(704) 688-4300
 (Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/  /   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/  /   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/  /   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/  /   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 19, 2007, First Charter Corporation (the "Corporation") received a NASDAQ Staff Determination notice stating that the Corporation is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because it has not timely filed its annual report on Form 10-K for the year ended December 31, 2006.  As previously disclosed, the Corporation will request a hearing before a NASDAQ Listing Qualifications Panel and intends to promptly take all necessary actions to regain compliance with the NASDAQ requirements by filing its Form 10-K as soon as reasonably practicable. A copy of the press release issued on March 21, 2007, announcing the Corporation's receipt of this notice, is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

            99.1. News Release disseminated on March 21, 2007 by First Charter Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION
By:	/S/ CHARLES A. CASWELL
Charles A. Caswell
Executive Vice President and Chief Financial Officer

Dated: March 21, 2007

Exhibit Index

Exhibit No.                   Description

99.1.                            News Release disseminated on March 21, 2007 by First Charter Corporation